Exhibit 23




                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fieldcrest Cannon, Inc. of our report dated February 1, 1995, included in the 1994 Annual Report to Shareholders of Fieldcrest Cannon, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-44703 and 33-44705 and Form S-3, No. 33-52325) pertaining to the Director Stock Option Plan of Fieldcrest Cannon, Inc., the Stock Option Agreement between Fieldcrest Cannon, Inc. and James
M. Fitzgibbons and the $3.00 Series A Convertible Preferred Stock, respectively, and in the related Prospectuses of our report dated February 1, 1995, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.





                                ERNST & YOUNG LLP



Greensboro, North Carolina
March 29, 1995


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